Exhibit 10(d)
                              2002 AMENDMENT TO THE
                             OMNIBUS INCENTIVE PLAN


        This 2002 Amendment to the Omnibus Incentive Plan (the "Plan") is made effective as of June 5, 2002.

        Section 4.1 of the Plan shall be amended to read as follows:

             "4.1 The aggregate number of Shares that may be issued under Options granted pursuant to the Plan shall not exceed 2,288,000 shares."

         All provisions of the Plan not specifically mentioned in this 2002 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.


                                        FPIC INSURANCE GROUP, INC.

                                        By:_____________________________________
                                        Its:  President and Chief Executive
                                              Officer